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ANTARES PHARMA ENTERS EXCLUSIVE LICENSE AGREEMENT WITH FERRING PHARMACEUTICALS FOR NOCDURNA® IN U.S.

Antares Expands Urology Portfolio and Leverages Commercial Organization

EWING, NJ, October 1, 2020 – Antares Pharma, Inc. (NASDAQ: ATRS) (“the Company”), a pharmaceutical technology company, today announced that it entered into an exclusive license agreement with Ferring Pharmaceuticals (“Ferring”), a research-driven, specialty biopharmaceutical group, for the marketed product NOCDURNA® (desmopressin acetate), which is indicated for the treatment of nocturia due to nocturnal polyuria in adults who awaken at least two times per night to urinate, in the United States (U.S).

“This license agreement for NOCDURNA immediately expands our urology portfolio, which already includes XYOSTED, the best-selling branded testosterone replacement product in the United States. With a launch expected later in the fourth quarter, we look forward to leveraging the urology office call points of our 90-person national sales force and believe the significant overlap enhances execution efficiency and may provide for similar success in NOCDURNA as XYOSTED. Furthermore, we believe NOCDURNA supports our commercial strategy to enhance our growth through the expansion of our proprietary product portfolio,” said Robert F. Apple, President and Chief Executive Officer of Antares Pharma. “We remain committed to improving patient care and believe nocturnal polyuria is a clinically underappreciated disease, which leaves a large untreated patient population and significant unmet medical need.”

Ferring commercially launched NOCDURNA in late 2018 upon approval by the U.S. Food and Drug Administration (FDA) in June 2018 as the first and only rapidly dissolving sublingual tablet that treats adult patients with nocturia, who awaken at least two times per night to urinate, due to nocturnal polyuria (NP). More than 70 million people in the U.S. are affected by nocturia. NP is present in up to 88% of nocturia patients. Patients may already be taking medication for overactive bladder (OAB) or benign prostatic hyperplasia (BPH); however, these medications may not reduce night-time urination because they do not treat NP. In patients diagnosed with NP, the kidneys produce too much urine at night, which can lead to frequent night-time bathroom visits and can be very disruptive to sleep.

Under the terms of the agreement, Ferring received an upfront payment of $5.0 million upon execution and will be paid an additional $2.5 million at one year from execution and is eligible for tiered royalties and additional commercial milestone payments potentially totalling up to $17.5 million based on net sales of NOCDURNA® in the United States.

NOCDURNA® is patent-protected with Orange Book-listed patents in the United States with varying expirations through 2030.

About Antares Pharma

Antares Pharma, Inc. is a pharmaceutical technology company focused primarily on the development and commercialization of self-administered injectable pharmaceutical products using advanced drug delivery auto injector technology.  The Company has a portfolio of proprietary and partnered commercial products with several product candidates in various stages of development, as well as significant strategic alliances with industry leading pharmaceutical companies including Teva

Pharmaceutical Industries, Ltd. (Teva), AMAG Pharmaceuticals, Inc. (AMAG), Pfizer Inc. (Pfizer) and Idorsia Pharmaceuticals Ltd. (Idorsia).  Antares Pharma’s FDA approved products include XYOSTED® (testosterone enanthate) injection, OTREXUP® (methotrexate) injection for subcutaneous use and Sumatriptan Injection USP, which is distributed by Teva.

About Ferring Pharmaceuticals

Ferring Pharmaceuticals is a research-driven, specialty biopharmaceutical group committed to helping people around the world build families and live better lives. In the United States, Ferring is a leader in reproductive medicine and maternal health, and in specialty areas within gastroenterology and orthopaedics. For more information, call 1-888-FERRING (1-888-337-7464); visit www.FerringUSA.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described.  Factors that may cause such differences include, but are not limited to: the Company’s ability to successfully commercialize Nocdurna in the United States and market acceptance and future revenue from the same; the uncertainty regarding the duration, scope and severity of the COVID-19 pandemic and the mitigation measures and other restrictions implemented in response to the same and the impact on reinstated 2020 full-year revenue guidance, demand for our products, new patients and prescriptions, future revenue, product supply, and our overall business, operating results and financial condition; market acceptance, adequate reimbursement coverage and commercial success of XYOSTED® and future revenue from the same; successful development including the timing and results of the clinical bridging and Phase 3 clinical trial of the drug device combination product for Selatogrel with Idorsia Pharmaceuticals and FDA and global regulatory approvals and future revenue from the same; market acceptance of Teva’s generic epinephrine auto-injector product and future revenue from the same; our expectations regarding whether the FDA will pursue withdrawal of approval for AMAG Pharmaceuticals Inc.’s Makena® subcutaneous auto injector following the recent FDA advisory committee meeting and future prescriptions, market acceptance and revenue from Makena® subcutaneous auto injector; Teva’s ability to successfully commercialize VIBEX® Sumatriptan Injection USP and the amount of revenue from the same; continued growth of prescriptions and sales of OTREXUP®;  the timing and results of the Company’s or its partners’ research projects or clinical trials of product candidates in development;  actions by the FDA or other regulatory agencies with respect to the Company’s products or product candidates of its partners; continued growth in product, development, licensing and royalty revenue; the Company’s ability to meet loan extension and interest only payment milestones and the ability to repay the debt obligation to Hercules Capital;  the Company’s ability to obtain financial and other resources for its research, development, clinical, and commercial activities and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ''may'', ''will'', ''should'', ''would'', ''expect'', ''intend'', ''plan'', ''anticipate'', ''believe'', ''estimate'', ''predict'', ''potential'', ''seem'', ''seek'', ''future'', ''continue'', or ''appear'' or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report

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on Form 10-K, and in the Company's other periodic reports and filings with the Securities and Exchange Commission.  The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Contact:

Tram Bui

Vice President, Corporate Communications and Investor Relations

609-359-3016

tbui@antarespharma.com

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